SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 19, 2005

FNBH BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-25752 (Commission File Number)	38-2869722 (IRS Employer Identification no.)

101 East Grand River Howell, Michigan (Address of principal executive office)		48843 (Zip Code)

Registrant's telephone number, including area code: (517) 546-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On August 19, 2005, FNBH Bancorp, Inc. issued a press release announcing its declaration of a 21¢ per share dividend. A copy of the press release is attached as Exhibit 99.1.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 19, 2005	FNBH BANCORP, INC. (Registrant) By: /s/ Janice Trouba —————————————— Janice Trouba Chief Financial Officer

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EXHIBIT INDEX

99.1	Press Release Dated August 19, 2005

PRESS RELEASE

The Board of Directors of FNBH Bancorp, Inc., parent company of First National Bank in Howell, declared a 21¢ per share dividend, an increase of 11% over the previous quarter, to be paid September 15, 2005 to shareholders of record September 1, 2005. This dividend will result in the Company paying out $669,000 to more than 925 shareholders.

FNBH Bancorp, Inc., parent company of First National Bank, a financial services company headquartered in Howell, Michigan, is a full service bank offering commercial and retail banking services, and investment management. First National Bank, with assets over $473 million and nine offices, has served Livingston County for over 100 years. The company’s stock is traded on the NASDAQ Bulletin Board (FNHM) and can be purchased by calling Howe Barnes at 800.800.4693 or Monroe Securities Inc. at 312.327.2535.